UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2007

RUBICON FINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-2935	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Suite 350 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th Floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2007, the Registrant executed a stock purchase agreement by and among the Registrant, AIS Financial, Inc., a Florida corporation (f/k/a Advantage Investment Strategies, Inc.) (“AIS”), and Marc Riviello. Pursuant to the agreement, the Registrant purchased 24 shares of common stock of AIS, equal to 24.9% of the total issued and outstanding shares of common stock of AIS. The Registrant also has the first right to purchase the remaining 75.1% of AIS for $1.00. AIS acknowledged in the agreement that the shares have non-dilution rights and therefore the Registrant’s 24.9% ownership will not be diluted. At the time of the agreement, AIS had a total of 100 shares of common stock authorized and 100 shares issued and outstanding. In consideration for the shares, the Registrant paid $100,000 to Marc Riviello, AIS’s Chief Executive Officer and sole stockholder, and issued Mr. Riviello 100,000 shares of the Registrant’s restricted common stock. Additionally, pursuant to the stock purchase agreement the Registrant has agreed to pay $25,000 to AIS, which will be allocated towards AIS’ working capital.

In April 2006, the Registrant previously entered into an agreement and plan of merger with AIS (then known as Advantage Investment Strategies, Inc.); however, the merger was never completed. The Registrant filed an 8-K on April 18, 2006 disclosing the merger agreement and subsequently filed an 8-K on July 20, 2006 disclosing the termination of the merger agreement. At the time the original merger agreement was executed, Joseph Mangiapane, Jr., the Registrant’s current CEO, was the Chief Executive Officer and a stockholder of AIS. As of the date of the stock purchase agreement and the date of this filing, Mr. Mangiapane no longer has an equity interest in AIS nor does Mr. Mangiapane hold any position with AIS.

The Stock Purchase Agreement was approved by the unanimous consent of the Registrant’s Board of Directors. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.6.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

In conjunction with the completion of the stock purchase agreement with AIS described in Item 1.01 above, the Registrant acquired 24.9% of AIS and the right of first refusal to purchase the remaining issued and outstanding common shares (75.1%) of AIS for $1.00.

AIS is a broker-dealer with the Securities and Exchange Commission, the National Association of Securities Dealers, and the Securities Investor Protection Corporation. AIS is licensed to conduct its brokerage activities in 13 states. Securities transactions are cleared through North American Clearing, Inc. with various floor brokerage and specialist firms also providing execution services. These arrangements provide AIS with back office support, transaction processing services, on all principal national securities exchanges, and access to many other financial services and products which allows AIS to offer products and services comparable to larger brokerage firms.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On June 15, 2007, pursuant to the stock purchase agreement with AIS, the Registrant issued 100,000 shares of its restricted common stock to Mark Riviello as partial consideration for the 24 issued and outstanding shares of AIS. The Registrant believes that the issuance of the shares was exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including our financial statements and 34 Act reports. The Registrant reasonably believed that the recipient, immediately prior to granting the shares, had such knowledge and experience in the Registrant’s financial and business matters that he was capable of evaluating the merits and risks of his investment. The recipient had the opportunity to speak with Registrant’s management on several occasions prior to their investment decision.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

EXHIBITS

Exhibit Number	Description
2.6	Stock Purchase Agreement between Rubicon Financial Incorporated and AIS Financial, Inc., dated June 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane

                        Joseph Mangiapane, Jr., Chief Executive Officer

Date: June 19, 2007